Exhibit 10.1

FIRST AMENDMENT TO CONVERTIBLE DEBENTURE

AND FORM OF WARRANT

THIS FIRST AMENDMENT TO DEBENTURE (the “Amendment”) is made this ___ day of _______, 2019 by CLS HOLDINGS USA, INC., a Nevada corporation (“Maker”) in favor of ______________________________ (“Purchaser”).

WHEREAS, on __________, 2018, Maker and Purchaser executed a Subscription Agreement (the “Subscription Agreement”) whereby Purchaser agreed to purchase a Convertible Debenture in the principal amount of $____________ from Maker (the “Original Debenture”);

WHEREAS, the Subscription Agreement and Original Debenture provided that upon conversion of the Original Debenture the Purchaser would receive Units, where each Unit comprised one share of Common Stock and a warrant to purchase one-half of a share of Common Stock;

WHEREAS, the form of warrant was attached to the Subscription Agreement;

WHEREAS, on ___________, 2018, Maker executed the Original Debenture in favor of the Purchaser;

WHEREAS, the Maker and the Purchaser wish to amend the Original Debenture and form of warrant as provided for in this Amendment.

NOW THEREFOR, it is hereby agreed as follows:

1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Debenture.

2.	Definition of “Units”; Form of Warrant The following language shall be added immediately prior to Section 1 of the Original Debenture:

“Unit” means (i) one share of the Maker’s Common Stock, and (ii) one-half of one (1) warrant with each warrant exercisable for three years to purchase a share of Common Stock at a price equal to 137.5% of the Conversion Price at the time of conversion of the Debenture (the “Revised Warrant Exercise Price”).”

The form of warrant attached to the Subscription Agreement as Exhibit D shall be amended to change the Initial Exercise Price, as defined therein, to be the Revised Warrant Exercise Price.

3.

Adjustment of Conversion Price. Section 2 of the Original Debenture shall be amended to add a new subsection (b), and to renumber the subsequent subsections so that the former subsection (b) becomes subsection (c) and the former subsection (c) becomes subsection (d). The new subsection (b) shall state as follows:

“(b) Except as set forth herein, if at any time after the date of this Amendment, the Maker shall issue or sell Common Stock, or warrants or options exercisable for Common Stock, preferred stock convertible into Common Stock, or any other securities convertible into Common Stock, in a capital raising transaction, at a consideration per share, or exercise or conversion price per share, as applicable, less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to such issuance price. For purposes of determining the issuance price, the amount of consideration paid upon issuance of the security and any additional consideration to be paid upon conversion or exercise of the same security shall be combined to determine the total issuance price. The following securities shall be excluded from the foregoing and shall not result in any change to the Conversion Price: (i) capital stock, options or convertible securities issued to directors, officers, employees or consultants of the Maker in connection with their service as directors of the Maker, their employment by the Maker or their retention as consultants by the Maker, (ii) shares of Common Stock issued upon the conversion or exercise of options or convertible securities that were issued and outstanding on the date immediately preceding the date of this Amendment, provided such securities are not amended after the date of this Amendment to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof (iii) securities issued pursuant to the Debenture and securities issued upon the exercise or conversion of those securities, (iv) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Debenture), and (v) capital stock, options or convertible securities issued as consideration for an acquisition or strategic transaction approved by a majority of the disinterested directors of the Maker, provided that any such issuance shall only be a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Maker and shall provide to the Maker additional benefits in addition to the investment of funds, but shall not, for the purposes of this clause (v), include a transaction in which the Maker is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

4.

Ratification. Except as set forth herein, the terms of the Original Debenture shall remain in full force and effect and after the date hereof, the term “Debenture” shall refer to the Original Debenture as amended by this Amendment.

IN WITNESS WHEREOF, Maker has caused this Amendment to be signed in its name by its duly authorized officer on ______, 2019.

CLS HOLDINGS USA, INC.

By:
Name: Jeffrey Binder
Title: Chairman and CEO ACCEPTED AND AGREED: ________________________ (Name of Purchaser) ________________________ (Signature of Purchaser) ________________________ (Title, if Applicable)